UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 18, 2006
ALLIANCE SEMICONDUCTOR CORPORATION
(Exact name of registrant as specified in its charter)
000-22594
(Commission File Number)

Delaware (State or other jurisdiction of incorporation)	77-0057842 (I.R.S. Employer Identification No.)
2575 Augustine Drive
Santa Clara, California 95054-2914
(Address of principal executive offices, with zip code)
(408) 855-4900
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.
Item 2.01 Completion of Acquisition or Disposition of Assets.
Item 9.01 Financial Statements and Exhibits.
SIGNATURE
EXHIBIT INDEX
EXHIBIT 2.1
EXHIBIT 99.1

Item 1.01 Entry Into a Material Definitive Agreement.
On April 18, 2006, Alliance Semiconductor Corporation (“Alliance”) and its subsidiary Chip Engines (India) Private Limited (“Alliance India”) entered into an asset purchase agreement (the “Asset Purchase Agreement”) with Tundra Semiconductor Corporation (“Tundra”) and its affiliate Tundra Acquisition Corporation, Inc., providing for the sale of substantially all of the assets and certain of the liabilities owned by Alliance and Alliance India relating to Alliance’s Systems Solutions business unit for $5.8 million in cash. Completion of the transaction is subject to customary closing conditions.
A copy of the Asset Purchase Agreement is attached hereto as Exhibit 2.1. The foregoing summary of the Asset Purchase Agreement is qualified by the Asset Purchase Agreement in its entirety, which is incorporated by reference herein.
Item 2.01 Completion of Acquisition or Disposition of Assets.
The information contained under Item 1.01 is incorporated herein by reference. The assets agreed to be sold pursuant to the Asset Purchase Agreement include, without limitation, intellectual property, information technology, equipment, goodwill, inventories and certain contracts.
Item 9.01 Financial Statements and Exhibits.
(c)	Exhibits.

Exhibit No.	Description
2.1	Asset Purchase Agreement dated April 18, 2006 by and among Alliance Semiconductor Corporation, Chip Engines (India) Private Limited, Tundra Semiconductor Corporation, Tundra Acquisition Corporation, Inc. and Tundra Semiconductor Corporation on behalf of a subsidiary to be incorporated under the laws of India.

99.1	Press Release dated April 19, 2006.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLIANCE SEMICONDUCTOR CORPORATION
Date: April 19, 2006	By:	/s/ MELVIN L. KEATING
Melvin L. Keating
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
2.1	Asset Purchase Agreement dated April 18, 2006 by and among Alliance Semiconductor Corporation, Chip Engines (India) Private Limited, Tundra Semiconductor Corporation, Tundra Acquisition Corporation, Inc. and Tundra Semiconductor Corporation on behalf of a subsidiary to be incorporated under the laws of India.

99.1	Press Release dated April 19, 2006.